Exhibit 24.2

February 21, 2013

Mr. Thomas J. Webb

Mr. James E. Brunner

Ms. Catherine M. Reynolds

Consumers Energy Company

One Energy Plaza

Jackson, MI 49201-2276

Consumers Energy Company is required to file an Annual Report on Form 10-K for the year ended December 31, 2012 with the Securities and Exchange Commission.

We hereby make, constitute and appoint each of you our true and lawful attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission said Annual Report with any necessary exhibits, and any amendments thereto that may be required.

Very truly yours,

/s/ D. W. Joos	/s/ Philip R. Lochner
David W. Joos	Philip R. Lochner, Jr.

/s/ Merribel S. Ayres	/s/ M. T. Monahan
Merribel S. Ayres	Michael T. Monahan

/s/ Jon E. Barfield	/s/ John Russell
Jon E. Barfield	John G. Russell

/s/ Stephen Ewing	/s/ K. L. Way
Stephen E. Ewing	Kenneth L. Way

/s/ Richard M. Gabrys	/s/ Laura H. Wright
Richard M. Gabrys	Laura H. Wright

/s/ William D. Harvey	/s/ John B. Yasinsky
William D. Harvey	John B. Yasinsky